Civeo Awarded Six-Year Western Canada Contract Renewal
HOUSTON & CALGARY, Alberta July 1, 2026 (BUSINESS WIRE) -- Civeo Corporation (NYSE: CVEO) today announced that one of its Western Canadian based joint ventures has been awarded a six-year contract renewal in Western Canada to continue providing workforce accommodations and hospitality services.
The new agreement extends through June 30, 2032, superseding existing arrangements that were scheduled to expire in 2027.
Under the renewed agreement, the joint venture will provide safe, reliable and scalable workforce accommodation services across Civeo’s network of lodges in Western Canada.
“We are appreciative of the continued trust our customer places in Civeo and our joint venture partnership to help ensure their employees and contractors are safe, productive and connected to their families while working away from home,” said Andy S. Fraser, President, Civeo Canada. “This contract renewal reflects the strength of our long-standing customer relationships, the quality and reliability of our Canadian operations, and our ability to provide flexible, cost-effective workforce accommodation services at scale.”
Mr. Fraser added, “We continue to see increasing demand for workforce accommodation capacity across North America, driven by growth in LNG development, oil sands expansion activity, infrastructure investment, power generation, mining and data center construction. As customers advance large-scale, multi-year projects, we are seeing greater emphasis on securing room capacity well in advance of project execution. This renewal further demonstrates the strategic value of Civeo’s existing asset base and our ability to support customers with large, long-duration workforce requirements in an increasingly capacity-constrained environment.”

About Civeo
Civeo Corporation is a leading provider of hospitality services with prominent market positions in the Australian natural resource regions and the Canadian oil sands. Civeo offers comprehensive solutions for lodging hundreds or thousands of workers with its long-term and temporary accommodations and provides food services, housekeeping, facility management, laundry, water and wastewater treatment, power generation, communications systems, security and logistics services. Civeo currently owns and operates a total of 26 lodges and villages in Australia and North America with an aggregate of approximately 26,500 rooms. In addition, Civeo operates and provides hospitality services at 21 customer-owned locations with more than 18,000 rooms. Civeo is publicly traded under the symbol CVEO on the New York Stock Exchange. For more information, please visit Civeo's website at www.civeo.com
Forward Looking Statements

This release contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements herein, including statements regarding the contract renewal, expected revenues, contract term, expected benefits of the agreement and Indigenous partnership benefits, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the accommodations industry, risks associated with the level of supply and demand for oil, coal, iron ore and other minerals, including the level of activity, spending and developments in the Canadian oil sands, the level of demand for coal and other natural resources from, and investments and opportunities in, Australia, and fluctuations or sharp declines in the current and future prices of coal, iron ore, oil, natural gas and other minerals, risks associated with failure by our customers to reach positive final investment decisions on, or otherwise not complete, projects with respect to which we have been awarded contracts, which may cause those customers to terminate or postpone contracts, risks associated with currency exchange rates, risks associated with inflation and volatility in the banking sector, risks associated with the company’s ability to integrate any future acquisitions, risks associated with labor shortages, risks associated with the development of new projects, including whether such projects will continue in the future, risks associated with the trading price of the company’s common shares, availability and cost of capital, risks associated with general global economic conditions, geopolitical events, inflation, global weather conditions, natural disasters, including wildfires, global health concerns, and security threats and changes to government and environmental regulations, including climate change, and other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Civeo’s most recent annual report on Form 10-K and other reports the company may file from time to time with the U.S. Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this release. Except as required by law, Civeo expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Regan Nielsen
Civeo Corporation
Vice President, Corporate Development & Investor Relations
713-510-2400